UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

Rainier Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	001-43462 (Commission File Number)	98-1782716 (I.R.S. Employer Identification Number)

1 Penn Plaza, 48th Floor New York, New York (Address of principal executive offices)	10119 (Zip Code)

(646) 465-9000

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, and one-quarter of one redeemable Warrant to acquire one Class A ordinary share	RNAQU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	RNAQ	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	RNAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2026, the Registration Statement on Form S-1 (File No. 333-298076) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Rainier Acquisition Corporation (the “Company”) was declared effective by the U.S. Securities and Exchange Commission.

On August 28, 2026, the Company consummated the IPO of 7,500,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Share”), and one-quarter of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $75,000,000. The underwriters have a 45-day option from the date of the IPO prospectus to purchase up to 1,125,000 additional units to cover over-allotments, if any.

Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

•	an Underwriting Agreement, dated August 26, 2026, by and between the Company and Chardan Capital Markets, LLC, as representative of the underwriters named on Schedule A attached thereto, which contains customary representations and warranties and indemnification of the underwriters and B. Riley Securities, Inc. the qualified independent underwriter for the IPO, by the Company;

•	a Warrant Agreement, dated August 26, 2026, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants (as defined below); certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

•	an Investment Management Trust Agreement, dated August 26, 2026, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO, certain of the proceeds of the sale of the Private Placement Units, and sets forth the responsibilities of the trustee, the procedures for withdrawal and direction of funds from the trust account, and indemnification of the trustee by the Company under the agreement;

•	a Registration Rights Agreement, dated August 26, 2026, by and among the Company, Ravenna 7 LLC (the “Sponsor”) and the directors of the Company (together with the Sponsor, the “Initial Holders”), which provides for customary demand and piggy-back registration rights for the Initial Holders;

•	a Private Placement Unit Purchase Agreement, dated August 26, 2026, by and between the Company and the Sponsor, pursuant to which the Sponsor agreed to purchase 194,375 private placement units (or up to 200,000 private placement units if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Units”), each Private Placement Unit consisting of one Class A Ordinary Share and one-quarter of one warrant, each whole Private Placement Warrant entitling the Sponsor to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment;

•	Indemnification Agreements, each dated August 26, 2026, by and between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company; and

•	a Letter Agreement, dated August 26, 2026, by and among the Company, the Sponsor, and each director and officer of the Company, pursuant to which the Sponsor and each of directors and officers of the Company have agreed to vote any Class B ordinary shares, $0.0001 par value per share, of the Company and any Class A Ordinary Shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within the time period set forth in the Company’s charter; to certain transfer restrictions with respect to the Company’s securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreements, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, and 10.5, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 28, 2026, simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 194,375 Private Placement Units at a price of $10.00 per Private Placement Unit. The Private Placement Units are identical to the Units issued in the IPO, except that the Private Placement Warrants contained in the Private Placement Units will be non-redeemable and may be exercised on a cashless basis, but in each case only if they are held by the Sponsor, subject to certain limited exceptions. The Private Placement Units and the respective Class A ordinary shares underlying such units are not transferable or salable until 30 days after the completion of the Company’s initial business combination, unless approved by the Company’s public shareholders. The Private Placement Units have been issued pursuant to and are governed by the Private Placement Unit Purchase Agreement, filed herewith as Exhibit 10.3. No underwriting discounts or commissions were paid with respect to the Private Placement. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2026, in connection with the effectiveness of the Registration Statement, Wing C. (“Andrew”) Lam, PharmD and Chidozie Ugwumba were appointed to the board of directors of the Company (the “Board”). The current Board members are Dr. Lam, Mr. Ugwumba, Gbola Amusa, M.D., CFA, the Company’s Chief Executive Officer, Isaac Manke, Ph.D., and Jonas Grossman, the managing member of the Sponsor. The Board determined that each of Dr. Lam, Dr. Manke, and Mr. Ugwumba is independent under the applicable listing standards of the Nasdaq Capital Market.

Following the appointment of Dr. Lam and Mr. Ugwumba, the Board is comprised of the following three classes:

•	Class I (term expiring at the first annual meeting of the Company’s shareholders): Dr. Amusa and Dr. Lam
•	Class II (term expiring at the second annual meeting of the Company’s shareholders): Mr. Ugwumba
•	Class III (term expiring at the third annual meeting of the Company’s shareholders): Mr. Grossman and Dr. Manke

Dr. Lam and Mr. Ugwumba are not parties to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Lam and Mr. Ugwumba and any other persons pursuant to which they were selected as directors.

In connection with the IPO, each of the members of the Board have entered into the Letter Agreement, the Registration Rights Agreement and Indemnification Agreements with the Company, as described under Item 1.01 to this Current Report on Form 8-K.

Effective as of the effectiveness of the Registration Statement, the composition of the standing committees of the Board were as follows:

•	Audit Committee: Dr. Lam, Dr. Manke, and Mr. Ugwumba (chair)
•	Compensation Committee: Dr. Lam (chair) and Dr. Manke
•	Nominating and Corporate Governance Committee: Dr. Manke (chair) and Mr. Ugwumba

The Board has determined that each member of the committees meets the applicable independence requirements for service on such committees pursuant to the applicable listing standards of the Nasdaq Capital Market and the Securities Exchange Act of 1934, as amended.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On August 26, 2026, the Company adopted its Second Amended and Restated Memorandum and Articles of Association (the “Amended Charter”), effective the same day. The terms of the Amended Charter are set forth in the Registration Statement and are incorporated herein by reference. A copy of the Amended Charter is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

Of the gross proceeds from the IPO and the Private Placement, a total of $75,000,000 was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, as trustee, for the benefit of the Company’s public shareholders. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes, if any, and up to $100,000 of interest that may be used to pay liquidation and dissolution expenses, the proceeds from the IPO and the sale of the Private Placement Units held in the trust account will not be released from the trust account (1) to the Company until the completion of its initial business combination or (2) to the Company’s public shareholders until the earliest of: (a) the completion of the Company’s initial business combination, and then only in connection with those Class A Ordinary Shares that such shareholders properly elect to redeem, subject to certain limitations, (b) the redemption of any Class A Ordinary Shares included in the Units sold in the IPO (“public shares”) properly tendered in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of its obligation to provide holders of the public shares the right to have their shares redeemed or redeem 100% of the public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or such earlier date as the Board may approve or (ii) with respect to any other provision relating to the rights of holders of the public shares or pre-initial business combination activity and (c) the redemption of the public shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO or such earlier date as the Board may approve, or such later date as may be approved by the Company’s shareholders, subject to applicable law.

On August 26, 2026, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On August 28, 2026, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, by and between the Registrant and Chardan Capital Markets, LLC, dated August 26, 2026.
3.1	Second Amended and Restated Memorandum and Articles of Association.
4.1	Warrant Agreement, by and between the Registrant and Continental Stock Transfer & Trust Company, dated August 26, 2026.
10.1	Investment Management Trust Agreement, by and between the Registrant and Continental Stock Transfer & Trust Company, dated August 26, 2026.
10.2	Registration Rights Agreement, by and among the Registrant, the Sponsor, and each director of the Registrant, dated August 26, 2026.
10.3	Private Placement Unit Purchase Agreement, by and between the Registrant and the Sponsor, dated August 26, 2026.
10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-298076) filed on August 6, 2026).
10.5	Letter Agreement, by and among the Registrant, the Sponsor, and each director and officer of the Registrant, dated August 26, 2026.
99.1	Pricing Press Release.
99.2	Closing Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2026

Rainier Acquisition Corporation

By:	/s/ Gbola Amusa
	Name:	Gbola Amusa, M.D., CFA
	Title:	Chief Executive Officer